UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Information.

Bridgepoint Education, Inc. announced today that on September 4, 2013, Ashford University received a letter from the Higher Learning Commission of the North Central Association of Schools and Colleges, or HLC, stating that on August 30, 2013, HLC's Board of Trustees removed the University from Notice because the Board determined that the University had resolved the concerns that led to the institution being placed on Notice. The Board maintained the requirement that the University host HLC in a focused evaluation on or before December 15, 2013 to examine retention, graduation and the University's progress in resolving the issues identified in the Notice action. This requirement will remain in effect until the University resigns its status.

The press release issued by Bridgepoint Education, Inc. is attached as Exhibit 99.1 hereto. Further information is available in the Public Disclosure Notice on Ashford University, published on HLC's website at www.ncahlc.org under “HLC Institutions - Public Disclosures.” The telephone number for HLC is (800) 621-7440.

Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release of Bridgepoint Education, Inc. dated September 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2013		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel